UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 17, 2016

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on November 17, 2016 our shareholders voted on and approved two matters: (1) the election of nine directors; (2) ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017. The record date for determining those shareholders entitled to vote at the Annual Meeting was September 26, 2016. On that date, the Company had 31,253,725 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The final voting results were as follows:

1.	The election of the following directors for a one-year term or until his or her successor is duly elected and qualified:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTE
John A. Carrig	25,158,024	346,864	4,688,019
F. Thomas Casey	25,199,985	304,903	4,688,019
Stephen M. Duff	25,134,658	370,230	4,688,019
Richard H. Grogan	24,718,581	786,307	4,688,019
Stephanie C. Hildebrandt	25,134,714	370,174	4,688,019
Kathleen M. Shanahan	25,200,040	304,848	4,688,019
B. Keith Trent	25,180,012	324,876	4,688,019
Christopher P. Vincze	25,127,339	377,549	4,688,019
Dennis E. Welch	17,494,378	8,010,510	4,688,019

2.	The ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
29,401,646	93,267	697,994	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2016            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer